EXHIBIT 5.1

[LETTERHEAD OF DEWEY BALLANTINE LLP]

October 25, 2004

Lakers Holding Corp.
c/o LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel for both LifePoint Hospitals, Inc., a Delaware corporation (“LifePoint”), and Lakers Holding Corp., a Delaware corporation (“New LifePoint” and, together with LifePoint, the “Companies” and each, a “Company”), the equity of which is owned, as of the date hereof, 66.67% by LifePoint and 33.33% by Province Healthcare Company (“Province”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Companies under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act (i) up to 48,159,166 shares (the “New LifePoint Shares”) of New LifePoint’s common stock, par value $0.01 per share, proposed to be issued in connection with the merger of Lakers Acquisition Corp., a wholly owned subsidiary of New LifePoint (“LifePoint Merger Sub”), with and into LifePoint, with LifePoint continuing as the surviving corporation, and the merger of Pacers Acquisition Corp., a wholly owned subsidiary of New LifePoint (“Province Merger Sub”), with and into Province, with Province continuing as the surviving corporation, following which LifePoint and Province will each be a wholly owned subsidiary of New LifePoint, and (ii) up to 22,818,980 shares (the “LifePoint Shares”) of LifePoint’s common stock, par value $0.01 per share, proposed to be issued in connection with either (a) the merger of Province with and into a wholly owned subsidiary of LifePoint, with such wholly owned subsidiary of LifePoint continuing as the surviving corporation, or (b) the merger of a wholly owned subsidiary of LifePoint with and into Province, with Province continuing as the surviving corporation and a wholly owned subsidiary of LifePoint, in case of each of (i) and (ii) above, as contemplated by the Agreement and Plan of Merger, dated as of August 15, 2004 (the “Merger Agreement”), by and among LifePoint, New LifePoint, LifePoint Merger Sub, Province Merger Sub and Province.

Lakers Holding Corp.
LifePoint Hospitals, Inc.
October 25, 2004

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary and appropriate for the purpose of expressing the opinion contained herein, including, without limitation, the form of Restated Certificate of Incorporation of New LifePoint, the form of Restated Bylaws of New LifePoint, the Certificate of Incorporation of LifePoint, the Bylaws of LifePoint, as amended, the Registration Statement, the Merger Agreement, resolutions adopted by the Board of Directors of New LifePoint and resolutions adopted by the Board of Directors of LifePoint. With respect to all of the documents reviewed, we have assumed, without investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to any facts which we have not independently established or verified, we have relied upon statements and representations of the respective Companies and others.

     We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act and either the New LifePoint Shares or the LifePoint Shares have been issued in accordance with the terms and conditions of the Merger Agreement, the New LifePoint Shares or the LifePoint Shares, as the case may be, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP